AMENDED NON-EXCLUSIVE COMMERCIAL AGREEMENT

THIS AMENDED NON-EXCLUSIVE COMMERCIAL AGREEMENT ("NEDCA") made effective this 1st day of October 2023, (the "Effective Date"), by and between;

INDUCTANCE ENERGY CORPORATION "IEC" (the "Master Licensor", a corporation organized and existing under the laws of the State of Nevada with its offices at 7543 E Tierra Buena Lane, Scottsdale, Arizona 85260;

AND: **QUANTUM ENERGY, INC. "QREE"** (the "First Cross Licensee"), a corporation organized and existing under the laws of the State of Nevada with its offices at 14747 N Northsight Blvd, Suite 111-218, Scottsdale, Arizona 85260;

AND: **FLOOIDCX CORPORATION. "FLCX"** (the "Licensor" or "Second Cross Licensee"), a corporation organized and existing under the laws of the State of Nevada with its offices at 3690 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169;

RECITALS

A. This Agreement between the Parties supersedes all licensing agreements by and between the Paties.

B. The Master Licensor, First Cross Licensee and Second Cross Licensee are executing a **Non-Exclusive Distributor License Agreement** (NEDLA) substantially simultaneously herewith which sets forth the terms of their intellectual property license and other terms and conditions under the NEDLA. This **NEDLA COMMERCIAL AGREEMENT or NEDCA** sets the broader business relationship and commercial terms.

1) DEFINITIONS

In addition to these Definitions all of the Definitions in the Distribution License Agreement shall apply equally to this Commercial Agreement.

1.1 **"Evidence of the Working Capital"** being held, borrowed, or raised must be provided within three (3) days of execution of this NEDCA Commercial Agreement. This Evidence of Working Capital must be provided to the Licensor by Licensee in the form of a bank statement(s) or certificates of deposit, or letters of credit, from a reputable institution located in the United States of America or another jurisdiction approved by the Licensor.

1.2 **"Continuing Education"** shall mean mandatory Licensee training and education held annually for up to three business days, held during the work week (Monday through Friday).

1.3 **"License Fee"** is set forth in this *NEDCA COMMERCIAL AGREEMENT.*

1.4 **"Initial Training"** shall mean training for up to four (4) people over a period of eighteen months for Licensee employees, and the Primary Manager, or Primary Manager designee. Licensee

Employees, and any Primary Manager or Primary Manager designee, must meet Licensor criteria and pass a mandatory Licensor background investigation.

1.5 **"License Fee"** shall have the same meaning as Royalty and can be used interchangeably in this Agreement that may be paid in part or in whole for the rights herein for the Licensed System and the System Intellectual Property.

1.6 **"License Fee Payment Deadline"** shall mean the date by which: i) Licensor must provide documentary evidence satisfactory to Licensor that Licensee has raised the Working Capital; and ii) License Fee Payment must be paid.

1.7 **"Plant and Property Package" or "Plant Pack"** shall mean all equipment, jigs, machine setups, and training as described herein for a Licensee to have the ability to successfully design, engineer, permit, install, operate or train to operate, and maintain completed Direct Energy Systems or Licensed Systems.

1.8 **"Quantum Licensee Service Rate Schedule"** shall mean a mutually agreed to rate schedule that shall be paid by Licensor to Licensee for installation, service and maintenance.

1.9 **"Working Capital"** shall mean the amount of capital, or other of funding that the Licensor and Licensee mutually agree is the amount necessary to develop the Approved Jurisdiction.

2) License Fee, Plant and Property Package, and Working Capital

a) After good faith negotiations, the Licensor and First Cross Licensee have agreed herein that the License Fee of the Approved Jurisdiction is; US$8,500,000 (Eight Million Five Hundred Thousand Dollars) for rights to technologies and technical licenses controlled by the First Cross Licensee, including the right to purchase Photon Engine components for use in a Licensed System.

b) The Licensor may pay the License Fee to the First Cross Licensee in any form of equity or cash at Licensors sole discretion from the inception of use of the First Cross Licensee's manufactured products. All payments made to First Cross Licensee are non-refundable.

c) The License Fee payment shall be made in installments at the Licensor's sole discretion from first use of the First Cross Licensee's manufactured product through December 31, 2024.

d) There shall be no Working Capital requirement under the terms and conditions of this Agreement.

e) It shall be a material breach of this Agreement if any part of the License Fee as described herein is not paid in full by December 31, 2024.

3) Working Capital

a) **Working Capital** is supplied by the Licensee and the minimum acceptable Working Capital for this Jurisdiction has been proven up by the Licensee.

b) **Evidence of the Working Capital** shall be a bank statement or other proof approved by the Licensor.

4) **Foreign Installation Insurance and Guarantee Fund**

   a) This Section does not apply and has been removed.

5) **Non-Competition Agreement.**

   a) The parties to this Agreement are not subject to an agreement of non-competition, excluding technologies under license or subject to patent, trademark or trade secret protection.

6) **Direct Energy System Revenue Sharing**

   a) The selling Licensee shall collect all gross revenues from any use of the Licensed System. Licensor and First Cross Licensee agree that they both may have the opportunity on specific Direct Energy Systems to earn a portion of the gross monthly revenue received from Direct Energy Systems placed in service in the defined Jurisdiction under the terms and conditions of the NEDLA and this Agreement. If Licensor offers a portion of the monthly recurring revenue to the Licensee, such agreement will be in writing and attached hereto as a part of this agreement and each and every time a Direct Energy System includes monthly recurring revenue to be paid to the Licensee.

7) **Direct Energy System Ownership and Operation**

   a) Direct Energy System ownership remains at all times with the Licensor, until sold and title is transferred to the Consumer. Licensee agrees herein to make no assertion or claim ownership in any Licensed System.

8) **Installation, Construction, Commissioning**

   a) Licensor shall be responsible and will provide all required engineering, design, permitting, freight, related installation construction, and wired or wireless interconnect for every Direct and Energy System sold and placed at Consumer locations within Jurisdiction Licensed territory. Licensee is responsible for all costs, but reimbursed by the Licensor, incurred in the engineering, design, permitting, freight, related installation construction, and wired or wireless interconnection of Direct Energy Systems placed in the designated Jurisdiction, by mutual agreement herein and detailed from time to time in the Quantum Operations Rules and Regulations Manual, and Quantum Licensee Service Rate Schedule.

9) **Licensors and Licensees Engineering, Design, and Permitting Responsibilities**

   a) Where required by law or at Licensor's option, Licensee will provide all required engineering, stamped engineered plans (where required), and to supply to any authority having jurisdiction for, permitting and interconnect of Direct Energy Systems placed by Licensee in designated Jurisdiction. Licensor agrees to;

      (1) provide and install the automation system, magnetic material, and required software to operate Direct Energy Systems in Licensee Jurisdiction.

(2) Commission each Direct Energy System, including system verification, security system, communication, and software configuration.

(3) Provide life of contract maintenance paid to Licensee, and repair work for any installed Licensed System.

ii) Licensor is responsible for all costs incurred in the Commissioning of Direct Energy Systems installed and to be placed in service by Licensee.

b) Licensor shall provide a twenty (20) year warranty of power production from Direct Energy System, as defined in Quantum Energy Corporation, and Inductance Energy Corporation Warranty Terms and Conditions documentation.

c) Licensor shall provide and compensate the Licensee for all required service, maintenance, technical support, and replacement parts related to the Direct Energy Systems place in service by Licensee as detailed from time to time in the Quantum Operations Rules and Regulations Manual and Quantum Licensee Service Rate Schedule.

d) Licensor shall provide 24-hour monitoring of Direct Energy Systems placed in service in the Licensee Jurisdiction.

e) Licensor to provide all required billing services in the Licensee Jurisdiction.

f) Consumer of Licensee shall be required to execute all necessary liens including any Uniform Commercial Code documents or forms to perfect the Licensor's ownership in any installed Licensed System, prior to any installation.

10) Training

a) Licensee can schedule its employees for training beginning one hundred and twenty days (120) after:

i) This Commercial Agreement and the NEDLA are executed by all parties.

ii) License Fee is paid in full.

iii) Evidence that Working Capital sufficient to fund the start of the business is available or can be raised.

iv) Approved Repair Facility and operating equipment are substantially in place or operating, excluding jigs and tooling.

v) Licensor has hired and trained its Licensor Service Personnel for the Approved Jurisdiction.

b) When a License is in full affect and all License Fees have been received by Licensor:

i) Training will be provided to Licensees employees per the terms and conditions of this Agreement, located in Scottsdale, Arizona or other locations at the sole discretion of the Licensor.

ii) At this time, training is only offered at Scottsdale, Arizona in (a) above. No on-site training is offered by the Licensor, at this time, but will be available at other approved training locations no later than April 15, 2024.

Licensee is responsible for Continuing Education in relation to the training of Licensee's employees during the Term of this Commercial Agreement after the Initial Training;

i) Employee continuing education are three day and one-week sessions.

ii) Travel, room, and meals during school session.

iii) Rental car, Uber, or other transportation to and from Scottsdale, Arizona or other training site as designated by Licensor.

c) Licensor supplies training books, manuals, paper, and writing instruments.

d) Licensor supplies chemical scrubs, coveralls, and personal protection equipment.

e) Student needs the following when attending training;

i) One set dress clothes, including business attire.

ii) Hand held calculator with batteries

ii) Suitable work boots or shoes.

iii) Soft sided lunch tote.

f) Any student sent for training must be prescreened for drug use by a laboratory of competency located in the Approved Jurisdiction where the employee will be assigned to work.

a. Drug test result must be sent to the Licensor at least thirty (30) days in advance of the students first day of classes.

Drug testing results are sent to:

Ronald Ellis
Director – Operations and Training
Quantum Energy Corporation
National Training Center
14747 N Northsight Blvd
111-218
Scottsdale, Arizona 85260

11) Licensed System Research, Reverse Engineering and Improvements

a) The Licensee, its officers, Directors, employees, and affiliates are forever barred from any and all research and development, reverse engineering, laboratory work, experimentation, inventing, or design using any part of the Licensed System or in the field of Magnetic Propulsion as described in this NEDLA.

b) Licensee herein acknowledges that any attempt or action, to reverse engineer, expose to unauthorized individual, conduct laboratory experimentation or laboratory work, or fabricate parts or assemblies not for an Approved Site, any part of the Licensed System or Technology, shall be a material breach of this Commercial Agreement and the Distribution Licensing Agreement.

c) Licensee shall immediately notify Licensor of any potential improvement that Licensee may have discovered in using or manufacturing the Licensed System.

12) Access to New Technology and Improvements

The Licensor will act in good faith to make all improvements in the Licensed System and Technical Information available to the Licensee as soon as is practicable from the date of release of such improvements. In addition, new technology and substantial breakthroughs will be showcased when appropriate at the Quantum Operators Conferences ("QOC"), or Quantum National Distributors Association ("QNDA") meeting, which take place in person. While the fixed schedule may change from time to time, QOC's are planned annually. QNDA meetings are planned bi-annually.

a) No Licensee is excluded from an QOC, or QNDA. Licensees are responsible for travel, lodging and meals at any QOC, or QNDA and only Licensee personnel with a "T/O" security clearance are allowed to attend any QOC, or QNDA.

b) QOC's and QNDA's are conducted at the sole expense of the Licensor, excluding those costs for attendees detailed in 8(a) above.

c) QOC's and QNDA's may be held on Weekends.

11) Performance Metrics for Licensee – Minimum Production Number

a) In the first two years of the Term of the EDLA, Licensee shall engineer, design, install, operate, and maintain Direct Energy Systems ready for approved sites within their Approved Jurisdiction. the minimum number of Licensed Systems shall be:

   Minimum Production Number: 50 Licensed Systems for calendar year 2024, and 150 Licensed Systems for calendar year 2025.

b) During the remaining Term of the EDLA, the Licensee shall increase the number of Licensed Systems ready for approved sites in their approved jurisdictions by at least ten percent (10%) over the previous calendar year.

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SIGNATURE PAGE

The persons signing below acknowledge that they have read and understood the EDLA and this Commercial Agreement have been advised to and have had the opportunity to seek independent legal counsel before signing.

Executed on this 22nd Day of February 2024;

Licensor:

FLOOIDCX CORPORATION

____

Dennis M. Danzik
President
Executive Committee Member

Licensee:

QUANTUM ENERGY, INC.

____

Harry Ewert
CEO

This Cross License has been approved and
Authorized by Inductance Energy Corporation – Master Licensor

____

William Hinz
CEO